Exhibit 99.1

NEWS

United Industrial Subsidiary AAI Corporation Acquires
Test Systems Manufacturer Symtx, Expanding Opportunities in
Aerospace and Defense, Avionics, and Satellite Markets

IR Contact:	Media Contact:
Stuart F. Gray	Sharon C. Corona
410-628-8686	410-628-3184
grays@aaicorp.com	corona@aaicorp.com

HUNT VALLEY, Maryland, November 28, 2006 — United Industrial Corporation (NYSE: UIC) announced today that its wholly owned subsidiary AAI Corporation has completed the acquisition of Symtx, Inc., a leading producer of automated test equipment. The purchase price was $34.3 million in cash with the potential for an additional payment of up to $5 million based upon the achievement of certain financial targets in 2007.

Based in Austin, Texas, Symtx is a leader in the design and manufacture of high performance functional test solutions for mission-critical electronic systems.  Symtx’s customers include most of the major defense and aerospace prime contractors, and the U.S. military.

“The acquisition of Symtx is consistent with our strategic plan,” said United Industrial President and Chief Executive Officer Frederick M. Strader. “AAI has a robust test business providing automated test systems for military aircraft.  Symtx brings AAI additional customers and distribution channels for supplying test equipment and support services to DoD prime contractors.  Symtx also provides AAI with new market opportunities as a major supplier of satellite test equipment to major military satellite manufacturers.”

In the 12 months ended September 30, 2006, Symtx realized revenues of $36.3 million. Symtx is expected to be accretive to United Industrial’s results of operations in 2007.

Symtx and its 169 employees will continue to be based in Austin, Texas, and will operate as a wholly owned subsidiary of AAI Corporation.

Symtx test systems have been selected for use in the development and production of several new and emerging major U.S. military and civil aviation programs, including the F-35 Lightning II Joint Strike Fighter, the U.S. Navy’s F/A-18 Hornet aircraft, the Global Hawk unmanned aircraft system, the U.S. military’s next-generation Joint Tactical Radio System, and several significant classified satellite payload programs.

Jefferies Quarterdeck, a division of Jefferies & Company, acted as exclusive financial advisor to the seller.

United Industrial Corporation designs, produces, and supports defense systems. Its products and services include unmanned aircraft systems, training and simulation systems, automated aircraft test and maintenance equipment, armament systems, logistical and engineering services, and other leading-edge technology solutions for defense needs.  The company also manufactures combustion equipment for biomass and refuse fuels.

For more information, visit www.unitedindustrial.com, www.aaicorp.com, and www.symtx.com.

Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows, and contract awards. These forward-looking statements are subject to risks and uncertainties, including without limitation, program cancellations and changes in program funding, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements. The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the company and its various risk factors, please see the company’s most recent annual report on Form 10-K and other reports as filed with the Securities and Exchange Commission.

#                              #                              #